                         SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                           (Amendment No.  1  )

Filed by Registrant  [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

   [ ] Preliminary Proxy Statement
   [X] Definitive Proxy Statement
   [ ] Definitive Additional Materials
   [ ] Soliciting Materials Pursuant to Section 240.14a-11(c)
       or Section 240.14a-12
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))


                                    VITRONICS CORPORATION
                     (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
          (Name of Person(s) Filing Proxy Statement if other than Registrant)


Payment of Filing Fee (Check the appropriate box):

   [X] No fee required.

   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) an 0-11.

       1)     Title of each class of securities to which transaction applies:
              ---------------------------------------------------------
       2)     Aggregate number of securities to which transaction applies:
              ---------------------------------------------------------
       3)     Per unit price or other underlying value of
              transaction computed pursuant to Exchange Act Rule
              0-11 (Set forth the amount on which the filing fee
              is calculated and state how it was determined):
              ---------------------------------------------------------
       4)     Proposed maximum aggregate value of transaction:
              ----------------------------------------------------------
       5)     Total fee paid:

   [ ]   Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided in Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:                         -----------------

         2) Form, Schedule or Registration Statement No.:   -----------------

         3) Filing Party:                                   -----------------

         4) Date Filed:                                     -----------------

                                VITRONICS CORPORATION
                                    1 FORBES ROAD
                           NEWMARKET, NEW HAMPSHIRE 03857


                       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   MAY 1, 1997


TO: The Stockholders of Vitronics Corporation:

The Annual Meeting of Stockholders of Vitronics Corporation will be held on Thursday, May 1, 1997 at 10:00 a.m., local time, at the Company's headquarters, 1 Forbes Road, Newmarket, New Hampshire, to consider and act upon the following matters:

1. To elect one Class A director to the Board of Directors to serve until the Annual Meeting of Stockholders in the year 2000 and thereafter until his successor is duly elected and qualified.

2. To ratify the appointment by the Board of Directors of Coopers & Lybrand L.L.P. as the Company's independent auditors for the 1997 fiscal year.

3. To transact such other business as may properly be presented at the meeting or any adjournment thereof.

The Board of Directors has fixed March 21, 1997 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting.

YOUR VOTE IS IMPORTANT TO THE COMPANY.  WHETHER OR NOT YOU PLAN TO ATTEND THE
             MEETING, PLEASE COMPLETE AND DATE THE ENCLOSED PROXY
           AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE IN ORDER TO
             ENSURE REPRESENTATION OF YOUR SHARES.  IF YOU ATTEND
                   THE MEETING AND WISH TO VOTE IN PERSON,
                       YOUR PROXY WILL NOT BE USED.




                                               Order of the Board of Directors,
                                               Lorraine D. Giordano, CLERK

Newmarket, New Hampshire
March 31, 1997

                              VITRONICS CORPORATION
                                 1 FORBES ROAD
                        NEWMARKET, NEW HAMPSHIRE 03857


                                PROXY STATEMENT


                        ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 1, 1997


GENERAL INFORMATION

This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Vitronics Corporation, a Massachusetts corporation (the "COMPANY"), for use at the 1997 Annual Meeting of the Stockholders of the Company to be held on May 1, 1997, at 10:00 a.m., local time, at the Company's headquarters, 1 Forbes Road, Newmarket, New Hampshire. This Proxy Statement and form of proxy are being mailed to stockholders on or about March 31, 1997 accompanied by the 1996 Annual Report to Stockholders.

Proxies in the form enclosed will be voted at the meeting if they are properly executed, dated and returned to the Company prior to the meeting and are not revoked prior to the voting. A stockholder of record who grants a proxy has the power to revoke it at any time before it is exercised (i) by delivering to the Clerk of the Company an instrument revoking the proxy; (ii) by delivering to the Company a duly executed proxy bearing a later date, or
(iii) by attending the Annual Meeting and voting in person.

MATTERS TO BE CONSIDERED

The Annual Meeting has been called for the following purposes:

1. To elect one Class A director to the Board of Directors to serve until the Annual Meeting of Stockholders in the year 2000 and thereafter until his successor is duly elected and qualified.

2. To ratify the appointment by the Board of Directors of Coopers & Lybrand L.L.P. as the Company's independent auditors for the 1997 fiscal year.

3. To transact such other business as may properly be presented to the meeting or any adjournment thereof.

If a proxy in the accompanying form is duly executed and returned, the shares represented thereby will be voted in accordance with the instructions contained in it. If no instructions are given, the shares will be voted FOR the Board's nominees, and FOR Proposal 2. As to any other matter that may properly come before the Annual Meeting, the proxy holders will vote in accordance with their best judgment, although the Company does not currently know of any such matters. Each director and officer of the Company has informed the Company that he or she intends to vote for the approval of the proposals set forth in the notice of meeting.

OUTSTANDING SHARES, VOTING RIGHTS AND PROCEDURES

At March 21, 1997 (the "RECORD DATE"), there were 9,856,572 shares of Common Stock outstanding. Holders of record of the shares of the Company's common stock, par value $.01 per share (the "COMMON STOCK"), outstanding at the close of business on the Record Date are entitled to notice of, and to vote at, the meeting or any adjournment thereof. Record holders of Common Stock are entitled to one vote for each share held on matters properly presented at the meeting.

The holders of a majority of the shares of the Common Stock entitled to vote present in person or by proxy will constitute a quorum for the transaction of business at the meeting, but if a quorum should not be present, the meeting may be adjourned from time to time until a quorum is obtained. Proposals 1 and 2 require a simple majority of the shares present and voting in person or by proxy. Abstentions are treated as present, but not voting and therefore have no effect on the outcome of the voting. A "broker non-vote," by definition, is not counted in determining whether a matter requiring approval of a majority of the shares present and voting has been approved. A broker non-vote relates to shares of Common Stock held in the name of a nominee as to which (i) the nominee has not received instructions from the beneficial owner or person entitled to vote and the nominee does not have discretionary voting power under applicable rules or the instrument under which it serves as a nominee; or (ii) the record holder has indicated on the proxy or has executed a proxy and otherwise notified the Company that the nominee does not have authority to vote such shares on a given matter.
           ------------------------------------------------

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

In accordance with Massachusetts Business Corporation Law, the Company has a classified Board of Directors consisting of two Class A directorships, the current term of which expires in 1997, two Class B directorships the current term of which expires in 1998, and three Class C directorships, the current term of which expires in 1999. James J. Manfield, Jr., the sole current Class A director, has been nominated for re-election for a term that expires in the year 2000.

There is one unfilled vacancy in each class of directorships. The Directors are seeking individuals to fill the vacant seats, but have not yet identified any qualified candidates. No nominations have been made and none will be accepted at the Annual Meeting for the vacant Class A, Class B and Class C directorships.

Proxies solicited by the Board of Directors hereby may not be voted for more than one nominee for the Class A directorship. Should James J. Manfield, Jr. become unable or unwilling to accept nomination or election, it is intended that the proxy holders will vote for the election of such person as the Board of Directors may recommend. The Company presently has no reason to believe that Mr. Manfield will refuse or be unable to serve if elected.

Certain information about the nominee for election and each other person who will continue as a director after the meeting is set forth below. The information as to business experience and Common Stock ownership has been furnished by each director.

Name                    Age   Current Term Expires    Director Since   Class

James J. Manfield, Jr., 56            1997               1981            A

David R. A. Steadman    59            1998               1987            B

Allen H. Keough         67            1999               1989            C

James R.Kanely          55            1999               1995            C

JAMES J. MANFIELD, JR.: Mr. Manfield has served as Chairman of the Board and Chief Executive Officer of the Company since September 1983, as Treasurer since October 1990, as Chief Financial Officer since May 1991, and as a Director since its organization. He also served as President of the Company from July 1986 to November 1992 and since the recent resignation of the former President in February 1997; and as Chief Financial Officer from July 1986 to May 1987 and from March 1988 to July 1988.

DAVID R. A. STEADMAN: Mr. Steadman has served as President of Atlantic Management Associates Inc., a management services firm, since September 1988. From 1990 to 1994, Mr. Steadman served as President and Chief Executive Officer of Integra -- A Hotel and Restaurant Company and from 1987 to

1988 as Chairman and Chief Executive Officer of GCA Corporation, a manufacturer of automated semiconductor capital equipment. From 1980 to 1987, Mr. Steadman was a Vice President of Raytheon Company, a defense electronics manufacturer, and served in various management positions, most recently as President of its venture capital division. Mr. Steadman is Chairman of the Board of Directors of Technology Service Group, Inc., a manufacturer of high technology pay telephone components and Wahlco Environmental Systems, Inc., a manufacturer of environmental conditioning systems. He is also a director of Aavid Thermal Technologies, Inc., which manufactures thermal management products and produces computational fluid dynamics software, and Kurzweil Applied Intelligence, Inc., a voice recognition software company.

ALLEN H. KEOUGH: Dr. Keough retired in December 1996 as Vice President --Research and Development of Metallized Products, Inc., a manufacturer of electronic device packaging material, a position he had held since April 1994. Prior to that from 1981 to April 1994, he served as its Technical Director.

JAMES R. KANELY: Mr. Kanely has served as President and Chief Executive Officer of Road Atlanta, Ltd., an automobile racetrack since June of 1992. From November of 1993 to October of 1995, Mr. Kanely served as President and Chief Operating Officer of The Alpine Group, Inc., a telephone cable manufacturer, and Mr. Kanely presently serves as a director of that company. Mr. Kanely served as President and Chief Executive Officer of Superior TeleTec, also a telephone cable manufacturer, from 1984 to 1993.

There are no family relationships between any of the foregoing persons.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE.


MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Board of Directors has two standing committees, an Audit Committee and a Compensation Committee. It does not have a standing nominating committee or a committee performing a similar function. During 1996, the Board held nine meetings and each Director attended at least 75% of the aggregate number of those meetings and of meetings of committees on which he served.

THE AUDIT COMMITTEE: The members of the Audit Committee are David R.A. Steadman (Chairman) and Allen H. Keough. The principal duties of the Audit Committee are to nominate a firm of independent auditors for appointment by the Board; to meet with the independent auditors to review and approve the scope of their audit engagement and the fees related to such work; to meet with the Company's financial management and independent auditors to review matters relating to internal accounting controls, the Company's accounting practices and procedures, and financial condition; and to report to the Board periodically any conclusions or recommendations the Audit Committee may have with respect to those matters. The Audit Committee met three times in 1996.

THE COMPENSATION COMMITTEE: The members of the Compensation Committee are James R. Kanely (Chairman) and David R.A. Steadman. The principal duties of the Compensation Committee are to review all compensation of the employee-directors and officers of the Company and to prepare recommendations and periodic reports to the Board concerning such matters, and to function as the stock option committee of the Company's 1983, 1983-II, and 1987 Stock Option Plans and the 1995 Key Employees Stock Option Plan. The Compensation Committee held two meetings in 1996.

COMPENSATION OF DIRECTORS

Each non-employee Director of the Company receives an annual stipend of $3,000 for serving on the Board and $500 for each Board meeting attended.



   PROPOSAL 2 -- RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The firm of Coopers & Lybrand L.L.P., certified public accountants, served as the Company's independent accountants to audit the Company's financial statements for the fiscal year ended December 31, 1996 and, subject to stockholder ratification, has been appointed by the Board of Directors as the Company's independent accountants to audit the Company's financial statements for the fiscal year ending December 31, 1997.

A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting to make a statement if he wishes to do so and to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE
                  APPOINTMENT OF COOPERS & LYBRAND L.L.P.


           EXECUTIVE OFFICERS OF THE COMPANY AND THEIR COMPENSATION

Listed below are the names, ages, and titles of the executive officers of the Company at March 21, 1997. The Company's executive officers were elected by the Board to serve until the first meeting of the Board following the next annual meeting of stockholders and thereafter until their successors are duly elected and qualified.

NAME                              AGE       POSITION WITH THE COMPANY

James J. Manfield, Jr.            56        Chairman, President, Chief
                                            Executive Officer, Chief Financial
                                            Officer and Treasurer

Albert J. Chanasyk                56        Vice President -- Engineering

Thomas F. Nash                    43        Vice President Sales & Marketing

Daniel J. Sullivan                39        Vice President & Controller

For a description of the business experience of Mr. Manfield, see "PROPOSAL 1 --ELECTION OF DIRECTORS," above.

ALBERT J. CHANASYK has served as Vice President -- Engineering of the Company since May 1990. From October 1986 to May 1990, Mr. Chanasyk served as an Engineering Manager for the Ion Beam Implanter division of Eaton Corp. of Beverly, Massachusetts. From May 1984 to October 1986, Mr. Chanasyk served as Director of Engineering and Engineering Manager of Factron, a factory automation division of Schlumberger Industries SA, located in Latham, New York.

THOMAS F. NASH has been Vice President Sales & Marketing of the Company since November 1996. Prior to that from January 1994 to November 1996 he was Director of Marketing for the Emhart Glass Division of Black & Decker Corporation and from 1989 to January 1994, he was Director of Marketing and Product Development of the Dynapert Division of Black & Decker.

DANIEL J. SULLIVAN has served as Corporate Controller of the Company since April 1994 and a Vice President since May 1995. From 1989 through October 1993 he served as Controller of Visual Technology, Inc., of Westboro, Massachusetts, a manufacturer of computer terminals. From May 1987 through January 1989 he served as Assistant Controller, and from November 1985 through May 1987 he served as Accounting Manager at Visual Technology.

SUMMARY COMPENSATION TABLE

The following table sets forth all compensation for services rendered in all capacities to the Company for the fiscal years ended December 31, 1996, 1995 and 1994 allocated or paid on or before December 31, 1996 to the Company's Chief Executive Officer and to the other most highly compensated executive officers of the Company whose compensation exceeded $100,000 in 1996 and who were serving at the end of 1996.


                            ANNUAL COMPENSATION       LONG TERM COMPENSATION
                         ------------------------  ------------------------
                                                    SECURITIES
                                                    UNDERLYING  ALL OTHER
NAME AND PRINCIPAL               SALARY*  BONUS      OPTIONS   COMPENSATION
POSITION IN 1996         YEAR     ($)      ($)         (#)        ($)
-------------------------------------------------------------------------------

James J. Manfield, Jr.    1996  152,692   50,000     -0-       2,932(1)
 CHAIRMAN AND             1995  138,951   70,000     -0-       3,052
 CHIEF EXECUTIVE OFFICER  1994  132,355   26,500   50,000      2,512

Albert J. Chanasyk        1996  119,630   22,000   10,000      2,546(2)
 VICE PRESIDENT --        1995  108,696   32,500   30,000      1,995
 ENGINEERING              1994  111,385    5,500   10,000      1,832
------------------------------------------------------------------------------

--------------------
* Includes compensation deferred at the election of the named executive officer pursuant to the Company's 401(k) Plan.

(1) This amount consists of $2,375 representing the Company's 1996 matching contribution to Mr. Manfield's 401(k) account based on the amount of compensation deferred under that plan by Mr. Manfield and $557 representing premiums paid in 1996 by the Company on a group term life insurance policy for Mr. Manfield.

(2) This amount consists of $2,282 representing the Company's 1996 matching contribution to Mr. Chanasyk's 401(k) account based on the amount of compensation deferred under that plan by Mr. Chanasyk and $264 representing premiums paid in 1996 by the Company on a group term life insurance policy for Mr. Chanasyk.

                       -------------------------------------

                               OPTION/SAR TABLES

OPTION/SAR GRANTS TABLE

The following table sets forth certain information regarding options granted during the fiscal year ended December 31, 1996 to the executive officers of the Company named in the Summary Compensation Table, above. No SARs (stock appreciation rights) were granted during 1996.

                                        PERCENT OF
                         NUMBER OF     TOTAL OPTIONS
                         SECURITIES     GRANTED TO      EXERCISE    EXPIRATION
                         UNDERLYING    EMPLOYEES IN      PRICE         DATE
                         OPTIONS       FISCAL YEAR
NAME
-------------------------------------------------------------------------------
James J. Manfield, Jr.     -0-             --            --         --

Albert J. Chanasyk      10,000*            8%          $1.03    December, 2006
-------------------------------------------------------------------------------

* This option was granted in December 1996 at an exercise price equal to the market price on the date of grant and becomes exercisable in five equal installments of 20% of the shares each, on the first five anniversaries of the grant date.


AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION/SAR VALUE

The following table sets forth certain information based on the fair market value per share of the Common Stock on December 31, 1996 ($1.0625), the last day of the Company's 1996 fiscal year, with respect to stock options held at that date by each of the individuals named in the Summary Compensation Table, above. The "value" of unexercised in-the-money options is the difference between the market value of the Common Stock subject to the options at December 31, 1996 and the exercise price of the option.



                                      NUMBER OF SECURITIES UNDERLYING           VALUE OF UNEXERCISED IN-THE-
                                           UNEXERCISED OPTIONS AT                     MONEY OPTIONS AT
                                              FISCAL YEAR END                         FISCAL YEAR END
                                  ---------------------------------------------------------------------------------

NAME                              EXERCISABLE            UNEXERCISABLE        EXERCISABLE        UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------------
James J. Manfield, Jr.             100,000                 25,000             $106,250            $26,562

Albert J. Chanasyk                  58,000                 40,000             $61,625             $42,500
-------------------------------------------------------------------------------------------------------------------


EMPLOYMENT AGREEMENTS ETC.

In March 1995, the Company renewed its Employment Agreement with Mr. Manfield for a one-year period. The agreement will automatically be renewed for additional one-year periods unless terminated by the Company on notice given ninety days prior to the end of a twelve-month period, in which event the Company will continue to pay him his then current salary for a period of 12 months. The Company is also obligated to continue to pay Mr. Manfield his then current salary after termination of his employment under certain other conditions. If termination of employment is by the Company without cause or for disability, payment of salary is to continue for a period of 12 months or for a period of 24 months if the termination occurs after certain changes in control or if termination is by Mr. Manfield for certain enumerated reasons subsequent to a change in control. The agreement provides for payment by the Company of a minimum annual base salary of $140,000.

   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at March 1, 1997 with respect to the beneficial ownership of the Company's Common Stock by each director and the nominee for director; the Chief Executive Officer; the other executive officer named in the Summary Compensation Table, above; all directors and executive officers as a group; and, at December 31, 1996 as to each person believed to be a beneficial owner of 5% or more of the Common Stock. All information with respect to ownership has been furnished by the respective directors, officers and 5% owners.

The numbers and percentages assume for each person or group listed, the exercise of all stock options, warrants or conversion privileges held by such person or group that are exercisable within 60 days of March 1, 1997 in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, but not the exercise thereof by any other person listed.

                                      NUMBER OF SHARES
NAME (1)                              BENEFICIALLY OWNED     PERCENT OF CLASS
James J. Manfield, Jr.                   540,244 (2)              5.4%
David R. A. Steadman                     102,500 (3)               *
Allen H. Keough                           30,909 (4)               *
James R. Kanely                            4,000 (5)               *
Albert J. Chanasyk                        58,000 (5)               *
All directors and executive
officers as a group (7 persons)          753,153 (6)              7.5%
-----------

*  Denotes less than 1% of class.

(1) Mr. Manfield's address is the address of the Company set forth on the first page of this Proxy Statement.

(2) Of these shares, 207,518 are owned by members of Mr. Manfield's family and 100,000 are purchasable within 60 days of March 1, 1997 under outstanding stock options.

(3) Of these shares, 51,500 are purchasable within 60 days of March 1, 1997 under outstanding stock options.

(4) Of these shares, 19,000 are purchasable within 60 days of March 1, 1997 under outstanding stock options.

(5) These shares are purchasable within 60 days of March 1, 1997 under outstanding stock options.

(6) Of these shares, 250,000 are purchasable within 60 days of March 1, 1997 under outstanding stock options.



               SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("INSIDERS") to file reports of ownership and certain changes in ownership with the Securities and Exchange Commission and the American Stock Exchange and to furnish the Company with copies of those reports.

Based solely on a review of those reports and amendments thereto furnished to the Company during its most recent fiscal year or written representations that no Forms 5 were required, the Company believes that during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to the Company's Insiders were satisfied.

                               SOLICITATION OF PROXIES

The cost of preparing and mailing the enclosed material will be borne by the Company. In addition to the solicitation of proxies by mail, it is possible that at the Company's expense, officers, directors and employees of the Company may solicit proxies on behalf of the Board of Directors by telephone, facsimile, telex, telegraph and in person. No additional compensation will be received by any officer, director or employee of the Company in connection with any such proxy solicitation. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of Common Stock.

                               STOCKHOLDER PROPOSALS

A proposal submitted by a stockholder for action at the Company's 1998 Annual Meeting of Stockholders must be received at the Company's headquarters, 1 Forbes Road, Newmarket, New Hampshire, 03857-2099, no later than December 1, 1997 in order to be included in the Company's Proxy Statement for that meeting. Any such proposal must comply with the rules and regulations of the Securities and Exchange Commission.

                                         By Order of the Board of Directors,

                                         Lorraine D. Giordano, CLERK


Newmarket, New Hampshire
March 31, 1997

                            VITRONICS CORPORATION

                        ANNUAL MEETING OF STOCKHOLDERS

                                MAY 1, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby (i) revokes previous proxies given with respect to the shares of the common stock of Vitronics Corporation (the "COMPANY") noted hereon and registered in the name of the undersigned (the "SHARES"); (ii) acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated March 31, 1997 in connection with the Annual Meeting of Stockholders of the Company to be held on May 1, 1997 at 10:00 a.m. at the Company's headquarters, 1 Forbes Road, Newmarket, New Hampshire or any adjournment thereof; and (iii) appoints James J. Manfield, Jr., David R. A. Steadman and Lorraine D. Giordano or any one of them, each with full power to act alone, the attorneys and proxies of the undersigned with power of substitution to each, to vote all of the Shares that the undersigned is entitled to vote at the 1997 Annual Meeting of Stockholders of the Company, and at any adjournment thereof, with all the powers the undersigned would have had if personally present at said meeting. Without limiting the generality of the authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the matters to be voted upon set forth in said Proxy Statement:

Election of one director (or if the nominee is not available for election, such substitute as the Board of Directors may designate).

   NOMINEE:       James J. Manfield, Jr.

IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, YOU NEED ONLY SIGN AND DATE THIS PROXY ON THE REVERSE SIDE -- YOU NEED NOT MARK ANY BOXES.

              CONTINUED AND TO BE SIGNED AND DATED ON THE REVERSE SIDE

                                                               SEE REVERSE SIDE
                                          [REVERSE SIDE]

                                                                Please mark
                                                                votes as in  /X/
                                                                this example

ITEM 1.                  ITEM 2.                   FOR       AGAINST     ABSTAIN

Election of Directors:  Ratification of the        / /        / /        / /
                          Appointment of Coopers
                          & Lybrand L.L.P.

NOMINEE:  James J. Manfield, Jr.

For the Nominee                / /

Withhold From the Nominee      / /

Signature(s)-----------------------------------------------------------------

Date:----------1997

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing in a representative capacity, please give full title. Corporations should sign in the corporate name by an authorized officer; partnerships in the partnership name by an authorized person.